EXHIBIT 10.11

RADIAN GROUP INC.

2026 INDUCEMENT GRANT EQUITY PLAN

As amended as of August 6, 2026

The purpose of this Radian Group Inc. 2026 Inducement Grant Equity Plan, as may be amended from time to time (the “Plan”), is to assist Radian Group Inc., a Delaware corporation (“Radian,” together with its Subsidiaries, the “Company”), in attracting and retaining selected new employees by providing an inducement to employment with the Company, and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Grants hereunder. All Grants under the Plan are intended to qualify as employment inducement grants as described in New York Stock Exchange Listed Company Manual Section 303A.08, or any successor provision. The Plan has been amended as of August 6, 2026 to increase the number of shares that may be issued under the Plan.

1. Definitions

Capitalized terms used in the Plan shall have the definitions specified or otherwise referenced in Section 18 below, unless the context otherwise requires.

2. Grants under the Plan

(a) Types of Grants. Restricted Stock Units (as defined in Section 6 below) may be granted under the Plan. Each award of an incentive under the Plan is referred to herein as a “Grant.”

(b) Terms and Conditions of Grants. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions of any nature as the Committee deems appropriate and specifies in writing to the Grantee in order to evidence the Grant (including all amendments thereto, the “Grant Letter”), as long as they are not inconsistent with the Plan. Grants need not be uniform as among the Grantees.

3. Shares subject to the Plan

(a) Maximum Number of Shares. Subject to adjustment as provided in Section 3(c) below, the maximum aggregate number of shares of Radian’s common stock, par value $0.001 (“Common Stock”), that may be issued under the Plan is 674,220 shares of Common Stock. Such number of shares reserved for issuance under this Plan is referred to as the “Plan Reserve.”

(b) Shares Restored to the Plan Reserve. The shares issued under the Plan may be authorized but unissued shares or reacquired shares. If and to the extent that any Restricted Stock Units granted under the Plan are forfeited or otherwise terminate or are cancelled without being vested or settled in full, the shares subject to such Grants shall be restored to the Plan Reserve on a one-for-one basis and shall again be available for Grants under the Plan. With respect to stock-based Grants that are settled solely in cash (and not Common Stock), the Common Stock on which the Grants are based shall not count against the Plan Reserve. For the avoidance of doubt, shares tendered or withheld to pay withholding taxes related to a Grant shall not again be made available for subsequent Grants under the Plan.

(c) Adjustment upon Changes in Capitalization. If any change is made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, combination of shares, or exchange of shares, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or Radian’s payment of an extraordinary dividend or distribution, or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all outstanding Grants under the Plan, the Committee shall preserve the value of the outstanding Grants by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in Radian’s capital structure, and by making appropriate adjustments to the number and class of shares, any Performance Goals, and other terms, as applicable. Any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number.

4. Administration

(a) Composition of Committee. The Plan shall be administered and interpreted by the Compensation and Human Capital Management Committee of the Board or such other committee of the Board as may be appointed from time to time by the Board (the “Committee”); provided, however, that grant decisions made hereunder shall be made (i) by at least two members of the Committee and (ii) each member of the Committee shall be (1) a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and (2) an “independent director” under the rules and regulations of the New York Stock Exchange or such other securities exchange on which the Common Stock is then listed. Subject to the requirements above in Sections 4(a)(ii)(1) and (2), a majority of the independent directors of Radian, in their sole discretion, may exercise any or all authority of the Committee under the Plan in lieu of the Committee, and in such instances references herein to the Committee shall be deemed to refer to such directors.

(b) Powers of the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall have the sole authority to determine: (i) who from among the Eligible Participants will receive Grants under the Plan; (ii) the type, size, and terms of each Grant under the Plan; (iii) the time when each Grant will be made and the duration and terms of any vesting or restriction periods, including whether terms of any vesting or restriction periods will be based upon the achievement of specific Performance Goals; (iv) any restrictions on resale applicable to the shares to be issued or transferred pursuant to the Grant; (v) whether any Grant shall be subject to any non-competition, non-solicitation, confidentiality, clawback, or other covenants or conditions; and (vi) any other matters arising under the Plan. Subject to the requirements in Section 4(a), the actions of a majority of the members of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall constitute actions of the Committee for purposes of the Plan. The Committee shall have full power and discretionary authority to administer and interpret the Plan and to adopt or amend such rules, procedures, agreements and instruments as it may deem appropriate for the proper administration of the Plan, including to comply with New York Stock Exchange Listed Company Manual Section 303A.08, or any successor provision. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Grants under the Plan. No person acting under this Section 4 shall be held liable for any action or determination made with respect to the Plan or any Grant under the Plan, except for the willful misconduct or gross negligence of such person. All Grants shall be made conditional upon the Eligible Participant’s acknowledgment, by acceptance of the Grant (whether electronic or otherwise), that all decisions and determinations of the Committee shall be final and binding on the Eligible Participant, the Eligible Participant’s beneficiaries and any other person having or claiming an interest under such Grant.

5. Eligibility for Participation

(a) Eligibility. All newly-hired employees of the Company shall be eligible to participate in the Plan, as determined in accordance with New York Stock Exchange Listed Company Manual Section 303A.08, or any successor provision (referred to individually as an “Eligible Participant” and collectively as “Eligible Participants”) and may be selected by the Committee to receive a Grant hereunder. Those Eligible Participants who are selected by the Committee to receive Grants under the Plan are referred to individually as a “Grantee” and collectively as the “Grantees.”

(b) Continued Service. A leave of absence by the Grantee, if in accordance with Company policy or otherwise approved by the Company, shall not be deemed a termination or interruption of the continuous service of the Grantee for purposes of the Plan. For purposes of this Plan, unless provided otherwise by the Committee in the Grant Letter, a Grantee’s employment or service will not be deemed to have terminated merely because of a change in the capacity in which the Grantee renders service to the Company or a change in the Company entity for which the Grantee renders such service, provided that there is no interruption or termination of the Grantee’s continuous employment or service to the Company.

6. Restricted Stock Units

The Committee may grant to an Eligible Participant the right to receive shares of Common Stock, or, if so designated in the Grant Letter, cash equal to the Fair Market Value of shares of Common Stock, upon the lapsing of such restrictions as the Committee shall determine (“Restricted Stock Units”).

(a) General Requirements. All conditions and restrictions imposed under each Grant of Restricted Stock Units, including (as applicable) the employment or service period and the performance period, during which the Restricted Stock Units will remain subject to such restrictions, if any, shall be set forth in the Grant Letter and designated therein as the “Restriction Period.” Any restrictions imposed under any Restricted Stock Units shall lapse on such date or dates as the Committee may specify, and may be based upon the achievement of specific Performance Goals, as determined by the Committee. On the grant date, Radian shall credit to a bookkeeping account established on its records the specified number of Restricted Stock Units awarded to the Grantee (without the creation of any trust or segregated account).

(b) Number of Shares and Form of Payment. The Committee, in its sole discretion, shall determine the number of Restricted Stock Units to be granted. Payments with respect to Restricted Stock Units may be made in cash, in Common Stock, or in a combination of the two, as determined by the Committee and specified in the Grant Letter.

(c) Requirement of Employment or Service Relationship with the Company. Except as otherwise specified in the Grant Letter, if the Grantee’s employment or service relationship with the Company terminates during the period designated in the Grant Letter as the Restriction Period, Restricted Stock Units shall terminate as to all shares covered by the Grant for which the restrictions have not lapsed. The lapse of the restrictions on Restricted Stock Units may accelerate as determined by the Committee and specified in the Grant Letter, including in the event of the Grantee’s retirement, disability, other termination of employment, or death, or upon a Change of Control.

(d) Issuance of Stock Certificates. The Grantee shall not be entitled to the delivery of any stock certificate or certificates representing unrestricted shares subject to Restricted Stock Units until any and all restrictions on such Grant and shares shall have lapsed.

(e) No Stockholder Rights; Dividend Equivalents. During the Restriction Period, the Grantee shall not have any of the rights of a stockholder with respect to the shares subject to Restricted Stock Units, including voting or dividend rights, and shall be an unsecured creditor of Radian. The Committee may provide in the Grant Letter that the Grantee shall be entitled to dividend equivalent rights with respect to Restricted Stock Units as and when dividends are payable on Common Stock. Any such dividend equivalents shall be credited to the Grantee’s bookkeeping account on the dividend payment date and shall be accrued as a cash obligation or additional Restricted Stock Units, as determined by the Committee. The restrictions with respect to any dividend equivalents underlying Restricted Stock Units shall lapse at the same time as the restrictions on the underlying Restricted Stock Units lapse, and, except as provided otherwise in the Grant Letter, the vested dividend equivalents shall become payable at the same time as the underlying Restricted Stock Units are payable (unless the dividend equivalents are deferred pursuant to Section 409A of the Code). Unless otherwise specified in the Grant Letter, deferred dividend equivalents will not accrue interest.

(f) Settlement. With respect to Restricted Stock Units that are to be settled in shares of Common Stock, at the date specified in the Grant Letter, Radian shall cause the applicable number of shares of Common Stock to be issued in the name of, and delivered to, the Grantee by book entry into a brokerage or other account designated by Radian for such purpose, whereupon the Grantee shall have all of the rights of a stockholder with respect to such shares. Fractional shares will be paid in cash. Settlement of Restricted Stock Units that are payable in cash shall be made during a period specified in the Grant Letter.

7. Transferability of Grants

Only a Grantee (or a Grantee’s authorized legal representative) may exercise rights under a Grant except as otherwise stated herein. No Grantee may transfer those rights except by will or by the laws of descent and distribution. Upon the death of a Grantee, the legal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights. A Successor Grantee shall furnish proof satisfactory to Radian of such person’s right to receive the benefit of the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

8. Change of Control of Radian

(a) Change of Control. As used in this Plan, a “Change of Control” shall be deemed to have taken place if (i) any Person (except for an employee or the employee’s family, Radian, or any employee benefit plan of the Company or of any Affiliate, or any Person or entity organized, appointed, or established by Radian for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of 40% or more of the shares of Radian then outstanding and entitled to vote for directors generally, (ii) any Person (except an employee and the employee’s family), together with all Affiliates and Associates of such Person, purchases substantially all of the assets of Radian, or (iii) the following individuals cease for any reason to constitute a majority of the Board: individuals who, as of the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of Radian) whose appointment or election by the Board or nomination for election by Radian’s stockholders was approved and recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended.

Notwithstanding the foregoing in this Section 8(a), for purposes of a Grant that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that provides for payment upon a Change of Control, then, for purposes of such payment provisions, no Change of Control shall be deemed to have occurred upon an event described in items (i), (ii) and (iii) unless the event would also constitute a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of Section 409A of the Code.

(b) Affiliate, Associate, Person, Beneficial Owner. For purposes of this definition, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act; “Person” shall mean any individual, firm, corporation, partnership, or other entity (which, for the avoidance of doubt, does not include the United States government, any of its states, or any of their respective political subdivisions, departments, agencies, or instrumentalities), as determined by the Committee in its sole discretion; and a Person shall be deemed the “Beneficial Owner” of any securities:

(i) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants, or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment, purchase, or exchange;

(ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has

“beneficial ownership” of (as determined pursuant to Rule 13d-3 under the Exchange Act), including without limitation, pursuant to any agreement, arrangement, or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of any security under this subsection (ii) as a result of an oral or written agreement, arrangement, or understanding to vote such security if such agreement, arrangement, or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable successor report); or

(iii) to the extent that such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement, or understanding (whether or not in writing) with any other Person for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy described in the proviso to subsection (ii) above), or disposing of any voting securities of Radian, in which case such Person shall be the Beneficial Owner of all securities that are Beneficially Owned, directly or indirectly, by such other Person (or any Affiliate or Associate thereof) within the meaning of subsection (i) or (ii) above; provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

(c) Effect of Change of Control. The following provisions shall apply in the event of a Change of Control:

(i) If there is a Change of Control of Radian, and if Grants remain outstanding after the Change of Control (or are assumed by, or converted to similar awards with equivalent value as of the date of the Change of Control of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), and the Company or its successor terminates a Grantee’s employment or service without cause (as defined in the Grant Letter) or, to the extent applicable and set forth in the Grant Letter, the Grantee terminates employment or service for good reason (as defined in the Grant Letter), in each case during the 90 days before, or upon or within one year after, the Change of Control, Restricted Stock Units shall vest and become payable. For Restricted Stock Units that vest based on performance, performance shall be measured as described in the applicable Grant Letter.

(ii) If there is a Change of Control of Radian, and if Grants do not remain outstanding after the Change of Control (and are not assumed by, or converted to similar awards with equivalent value as of the date of the Change of Control of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), then Restricted Stock Units shall vest and become payable. For Restricted Stock Units that vest based on performance, performance shall be measured as described in the applicable Grant Letter.

(iii) Notwithstanding the foregoing in this Section 8(c), the Committee may establish and set forth in a Grant Letter additional restrictions relating to the effect of a Change of Control on Grants as the Committee deems appropriate. To the extent Restricted Stock Units become vested in connection with a Change of Control, the Committee may determine that such Grantees shall receive one or more payments in settlement of such Grants, in such amount and form and on such terms as may be determined by the Committee. Any acceleration, surrender, termination, settlement, or conversion shall take place as of the date of the Change of Control or such other date as the Committee may specify.

9. Dissolution, Liquidation or Winding Up

If Radian is to be dissolved or liquidated, then the Committee may, in its discretion, take any of the actions set forth in Section 8(c).

10. Amendment and Termination of the Plan and Grants

(a) Amendment. The Board may amend or terminate the Plan at any time. No amendment or termination of the Plan shall, without the consent of the Grantees, materially impair any rights or obligations under any Grants previously awarded to the Grantees hereunder, unless such right has been reserved in the Plan or the applicable Grant Letter.

(b) Termination of Plan. The Plan shall terminate on the 10th anniversary of the Effective Date, unless earlier terminated by the Board or unless extended by the Board.

(c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents, unless the Committee acts under Section 17(c) below or as described below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 17(c) below or may be amended by mutual agreement of Radian and the Grantee which is consistent with the Plan; provided, however, that an amendment of the Plan or of the Grant that merely accelerates the vesting of a Grant or that does not adversely affect the rights of the Grantee with respect to the Grant shall become effective without the consent of the Grantee.

11. Funding of the Plan

The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

12. Rights of Eligible Participants

Nothing in the Plan shall entitle any Eligible Participant or other person to any claim or right to any Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Participant or Grantee any rights to be retained by the Company in any capacity, whether as an employee or otherwise.

13. Tax Matters

(a) Withholding of Taxes. The Company shall have the right to deduct from all Grants paid in cash any federal, state, or local taxes required by law to be withheld with respect to such Grants paid in cash. In the case of Grants paid in Common Stock, the Company shall have the right to require the Grantee to pay to the Company the amount of any taxes which the Company is required to withhold in respect of such Grants or to take whatever action it deems necessary to protect the interests of the Company in respect of such tax liabilities, including, without limitation, subject to any such terms as the Committee may approve, Radian withholding a portion of the shares of Common Stock otherwise deliverable pursuant to the Plan. Radian’s obligation to issue or transfer shares of Common Stock in connection with any Grant shall be conditioned upon the Grantee’s compliance with the requirements of this Section 13(a) to the satisfaction of the Committee.

(b) Deferrals and Code Section 409A. The Committee, in its sole discretion, may permit a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be delivered under the Plan. In the event of such a deferral, the Committee may, if applicable, provide that the payment of dividend equivalents attributable thereto shall be also deferred until such time as the Grant will be settled in accordance with the Grantee’s deferral election. Any such deferral election shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion. The Committee may establish such rules and procedures as it may deem advisable and in the best interests of the Company in the event that Section 409A of the Code is implicated by any transaction under the Plan.

(c) Section 409A. The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable. All Grants shall be construed and administered such that the Grant either (i) qualifies for an exemption from the requirements of Section 409A of the Code or (ii) satisfies the requirements of Section 409A of the Code. If a Grant is subject to Section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (ii) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under Section 409A of the Code, (iii) payments to be made upon a Change of Control shall only be made upon a “change of control event” under Section 409A of the Code, (iv) unless the Grant specifies otherwise, each payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (v) in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. If any Grant is subject to Section 409A of the Code and payment is subject to the execution of a release of claims in favor of the Company and its affiliates, in no event shall the timing of a Grantee’s execution of the release result in the Grantee designating, directly or indirectly, the calendar year of payment, and if such a payment that is subject to execution of the release could be made in more than one taxable year, payment shall be made in the later taxable year. Any Grant granted under the Plan that is subject to Section 409A of the Code and that is to be distributed to a key employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Grantee’s separation from service, if required by Section 409A of the Code. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period. If the Grantee dies during such six-month period, any postponed amounts shall be paid within 60 days of the Grantee’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code.

14. Agreements with Grantees

Each Grant made under the Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Committee shall approve. In the event of a conflict between the provisions of the Plan and the provisions of any Grant Letter, the provisions of the Plan shall control.

15. Requirements for Issuance of Shares

No Common Stock shall be issued or transferred under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant on the Grantee’s undertaking in writing to comply with such restrictions on any subsequent disposition of the shares of Common Stock issued or transferred thereunder as the Committee shall deem necessary or advisable as a result of any applicable law, regulation, or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Any such restrictions are in addition to and not in lieu of the restrictions on shares provided for elsewhere in the Plan.

16. Effective Dates

(a) Effective Date of the Plan. The Plan was effective as of the Effective Date, and was amended as of August 6, 2026.

(b) Effectiveness of Section 16 Provisions. The provisions of the Plan that refer to, or are applicable to persons subject to, Section 16 of the Exchange Act shall remain in effect for so long as the Common Stock is registered under the Exchange Act.

17. Miscellaneous

(a) Company Policies. All Grants and amounts payable under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies, and other policies of the Company, whether or not approved before or after the Effective Date. To the extent permitted by applicable law, including without limitation Section 409A of the Code, all amounts payable under the Plan are subject to offset in the event that a Grantee has an outstanding clawback, recoupment or forfeiture obligation to the Company under the terms of any applicable clawback or recoupment policy. In the event of a clawback, recoupment or forfeiture event under an applicable clawback or recoupment policy, the amount required to be clawed back, recouped or forfeited pursuant to such policy shall be deemed not to have been earned under the terms of the Plan, and the Company shall be entitled to recover from the Grantee the amount specified under the applicable clawback or recoupment policy to be clawed back, recouped or forfeited (which amount, as applicable, shall be deemed an advance that remained subject to the Grantee satisfying all eligibility conditions for earning the amounts deferred, accrued, or credited under this Plan).

(b) Substitute Grants. The Committee may make a Grant to an employee, a non-employee director, or an independent contractor, consultant, or advisor of another corporation or other entity, if such person shall become an Eligible Participant by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization, or liquidation involving Radian and such entity. Any such Grant shall be made in substitution for a stock option, restricted stock grant, or other incentive award granted by such entity, but the terms and conditions of the substitute Grant may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Grants.

(c) Compliance with Law. Notwithstanding anything in the Plan or any Grant Letter to the contrary, the Plan, the obligations of Radian to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and required approvals by any governmental or regulatory agencies. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of Radian that the Plan and all transactions under the Plan shall comply with all applicable conditions of Rule 16b-3 or any successor provisions under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify any Grant to bring it into compliance with any valid and mandatory government regulations. The Committee may, in its sole discretion, agree to limit its authority under this Section 17(c). All Grants shall be subject to any required approvals by any governmental or regulatory agencies. Notwithstanding anything in this Plan or a Grant Letter to the contrary, the Plan, the Grant Letter, and a Grant awarded hereunder shall be subject to all applicable laws, including any laws, regulations, restrictions, or governmental guidance that becomes applicable in the event of the Company’s participation in any governmental programs, and the Committee reserves the right to modify a Grant Letter and a Grant as necessary to conform to any restrictions imposed by any such laws, regulations, restrictions, or governmental guidance or to conform to any applicable clawback or recoupment policies, share trading policies, and other policies of the Company that may be applicable to the Grantee. As a condition of participating in the Plan, and by the Grantee’s acceptance of the Grant, the Grantee is deemed to have agreed to any such modifications that may be imposed by the Committee, and agrees to sign such waivers or acknowledgments as the Committee may deem necessary or appropriate with respect to such modifications.

(d) Governing Law. Except to the extent preempted by any applicable federal law, the Plan and the Grant Letters shall be construed and administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws thereunder.

(e) Severability. In the event any provision of the Plan or of any Grant Letter shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or Grant Letter, and the Plan or Grant Letter shall be construed or enforced as though the illegal or invalid provision had not been included.

(f) Headings. The section headings of the Plan are for reference only. In the event of a conflict between a section heading and the content of a Section of the Plan, the content of the Section shall control.

18. Index of Defined Terms

For purposes of the Plan:

“Affiliate” is defined in Section 8.

“Associate” is defined in Section 8.

“Beneficial Owner” is defined in Section 8.

“Board” shall mean the Board of Directors of Radian Group Inc. The term “director” shall refer to an individual member of the Board.

“Change of Control” is defined in Section 8.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” is defined in Section 4.

“Common Stock” is defined in Section 3.

“Company” is defined in the preamble to the Plan. For purposes of the Plan, the term “Company” includes Radian Group Inc. and all of its Subsidiaries as a group.

“Effective Date” is June 1, 2026.

“Eligible Participant” is defined in Section 5.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

The “Fair Market Value” of a share of Common Stock shall be the closing price at which the Common Stock shall have been sold regular way on the New York Stock Exchange on the date as of which such value is being determined or, if no sales occurred on such day, then on the next preceding day on which there were such sales, or, if at any time the Common Stock shall not be listed on the New York Stock Exchange, the Fair Market Value as determined by the Committee on the basis of available prices for such Common Stock or in such manner as may be authorized by applicable regulations under the Code. The Committee may base Fair Market Value on an average over a specified period.

“GAAP” is defined in the definition of “Performance Goals” below.

“Grant” is defined in Section 2.

“Grantee” is defined in Section 5.

“Grant Letter” is defined in Section 2.

“Performance Goals” shall be established by the Committee based on one or more of the following criteria, or derivations of such criteria or such other criteria as determined by the

Committee: stock price, earnings per share, price-earnings multiples, stock price to book value multiple, net earnings, operating earnings, operating pre-tax earnings, revenue or revenue growth, productivity, margin, EBITDA (earnings before interest, taxes, depreciation, and amortization), net capital employed, return on assets, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, losses incurred, losses paid, loss ratio (including as may be measured and reported over a specified period), paid loss ratio, combined ratio, gains to losses on sales of assets or investments, market share, market value added, capital management, margin growth, contribution margin, labor margin, EBITDA margin, stockholder return, operating profit or improvements in operating profit, improvements in asset or financial measures (including working capital and the ratio of revenues to working capital), credit quality, risk/credit characteristics (including FICO, debt to income, or loan to value), early default experience, expense management and expense ratios, pre-tax earnings or variations of income criteria in varying time periods, economic value added, book value, book value per share, book value growth, or comparisons with other peer companies or industry groups or classifications with regard to one or more of these criteria, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, employee retention rates, customer retention rates, customer attraction rates, geographic business expansion goals, cost targets or goals relating to acquisitions, divestitures, capital and liquidity management, portfolio and risk management, human capital management and other people related criteria, and any other criteria that any regulatory body requires Radian, or any of its Subsidiaries or Affiliates to measure. The Performance Goals may relate to one or more business units, Subsidiaries, Affiliates of Radian or the performance of the Company as a whole, or any combination of the foregoing. To the extent applicable and unless the Committee determines otherwise, the determination of the achievement of Performance Goals shall be determined based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), and in a manner consistent with the methods used in the Company’s audited financial statements. The Committee may provide for adjustment as it deems appropriate, including but not limited to for one or more of the following items: asset write-downs; litigation or claim judgments or settlements; changes in accounting principles; changes in tax law or other laws affecting reported results; severance, contract termination, and other costs related to exiting, modifying, or reducing any business activities; costs of, and gains and losses from, the acquisition, disposition, or abandonment of businesses or assets; gains and losses from the early extinguishment of debt; stock compensation costs and other non-cash expenses; unrealized gains and losses relating to fair valuations of derivatives; any unusual or infrequently occurring items, as described in applicable Accounting Standards Codification opinions and/or in management’s discussion and analysis of financial condition and results of operation appearing in Radian’s annual report to stockholders for the applicable year; business or other structural changes in the total shareholder return peer group; and any other specified non-operating items as determined by the Committee in setting Performance Goals.

“Person” is defined in Section 8.

“Plan” is defined in the preamble to the Plan.

“Plan Reserve” is defined in Section 3, subject to adjustment from time to time as provided in Section 3.

“Radian” shall mean Radian Group Inc., as defined in the preamble to the Plan, and shall include any successor thereto.

“Restricted Stock Units” is defined in Section 6.

“Restriction Period” is defined in Section 6.

“Subsidiary” shall mean any corporation or other entity in which, at the time of reference, Radian owns, directly or indirectly, stock or similar interests comprising more than 50% of the combined voting power of all outstanding securities of such entity.

“Successor Grantee” is defined in Section 7.